UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2021

Elys Game Technology, Corp.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

1-628-258-5148

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELYS	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Andrea G. Mandel-Mantello and Resignation of Philippe Blanc

On June 29, 2021, the board of directors (the “Board”) of Elys Game Technology, Corp. (the “Company”) appointed Andrea G. Mandel-Mantello to serve as a member of the Board. The appointment was effective immediately and Mr. Mandel-Mantello will serve on the audit committee. On July 1, 2021, Philippe Blanc resigned as a director of the Company. The resignation was not a result of any disagreement between the Company and Mr. Blanc on any matter relating to the Company’s operations, policies or practices. As a result, the size of the Board will remain at five members.

There are no family relationships between Mr. Mandel-Mantello and any of the Company’s directors or executive officers nor does Mr. Mandel-Mantello have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described below, there were no arrangements or understandings by which Mr. Mandel-Mantello was named as a member of the Board.

In accordance with the Company’s policy as currently in effect, Mr. Mandel-Mantello will receive a cash retainer for his service on the Board for service on each committee of which he is a member. Mr. Mandel-Mantello is expected to execute the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Mandel-Mantello has approximately 40 years of experience in international corporate finance, M&A and equity banking matters. Since July 1997, he has served as the Founder and Chief Executive Officer of Advicorp PLC, a London-based investment banking firm. He also has served since February 2012, as a member of the board of directors of GABF Ltd. (The Great Bagel Factory), which was acquired by Chef Express UK Ltd (Cremonini Group), and from July 2011 as a member of the board of directors and President of Cesare Ragazzi Laboratories (AdviHair S.r.l.), a Bologna, Italy based leading hair treatment and hair restoration company acquired out of bankruptcy. From February 1988 until January 1997 Mr. Mandel-Mantello was an Executive Director - Corporate Finance based in London at Swiss Bank Corporation Group (now known as UBS Group AG).

Employment Agreement with Mark Korb

On July 5, 2021, the Company entered into an employment agreement dated July 1, 2021 with Mark Korb, age 53 ,the Company’s Chief Financial Officer, (the “Korb Employment Agreement”), to employ Mr. Korb, on a full-time basis commencing September 1, 2021, as Chief Financial Officer for a term of four (4) years, at an annual base salary of $360,000 and such additional performance bonus payments as may be determined by the Company’s board of directors with a target bonus of 40% of his base salary. Mr. Korb will also be entitled to pension, medical, retirement and other benefits available to other Company senior officers and directors and he will receive an allowance of up to $2,000 per month towards medical and welfare benefits. In connection with the Korb Employment Agreement,on July 1, 2021, the Compensation Committee of the Board granted Mr. Korb, an option to purchase 400,000 shares of the Company’s common stock. The shares of common stock underlying the option award vest pro rata on a monthly basis over a thirty-six month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $4.03 per share.

In addition, the Korb Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If his employment is terminated by the Company other than for “Cause,” death or Disability or by Mr. Korb for “Good Reason” (each as defined in the Korb Employment Agreement), he will be entitled to receive from the Company in equal installments over a six month period (1) an amount equal to one (1) times the sum of: (A) his base salary and (B) an amount equal to the highest annual MBO Bonus (as defined in the Korb Employment Agreement”) paid to him (if any) in respect of the two (2) most recent fiscal years of the Company but not more than his MBO Bonus for the-then current fiscal year (provided if such termination occurs within the first twelve (12) months of the Agreement, the amount shall be Mr. Korb’s MBO Bonus for the-then current fiscal year); (2) in lieu of any MBO Bonus for the year in which such termination occurs, payment of an amount equal to (A) the MBO Bonus (if any) which would have been payable to Mr. Korb had he remained in employment with the Company during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Korb was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs. In addition, he will be entitled to continue to receive under the Employment Agreement an amount equal to the reimbursement of up to $2,000 a month in third-party medical and welfare benefits for Mr. Korb and his dependents, until the earlier of: (A) a period of twelve (12) months after the termination date, or (B) the date Mr. Korb becomes eligible to receive such coverage under a subsequent employer’s insurance plan. Mr. Korb’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described in the following paragraph.

If the Korb Employment Agreement is terminated by the Company for cause or by Mr. Korb for Good Reason, then Mr. Korb will be entitled to receive accrued and unpaid base salary, earned and unused vacation days through the termination date and all expenses incurred by him prior to the termination date. The Korb Employment Agreement also provides that upon the Disability ( as defined in the Korb Employment Agreement) of Mr. Korb or his death, Mr. Korb will be entitled to receive accrued and unpaid base salary, earned and unused vacation days through the date of his declared Disability or death and all expenses incurred by him prior to such date and one times his base salary.

Pursuant to the Employment Agreement, Mr. Korb has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and if terminated for cause for the 12 month period following his termination of employment, Mr. Korb has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the types services he was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company, (3) solicit any actual or prospective customers with whom he had material contact on behalf of a competing business or (4) solicit any actual or prospective vendors with whom he had material contact to support a competing business.

There are no family relationships between Mr. Korb and any of the Company’s directors or executive officers nor does Mr. Korb have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Korb Employment Agreement is qualified in its entirety by reference to the copy of the Korb Employment Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Consulting Agreement with Philippe Blanc

On July 1, 2021, the Company entered into a consulting agreement with Philippe Blanc to provide for his future services in a consulting capacity over two years. Mr. Blanc will receive 105,000 euros per year as compensation thereunder. The foregoing description of the consulting agreement with Philippe Blanc is qualified in its entirety by reference to the copy of the consulting agreement with Philippe Blanc filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Form of Indemnification Agreement (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2021 (File No. 001-39170)
10.2	Employment Agreement, dated July 5, 2021, by and between Elys Game Technology, Corp. and Mark Korb
10.3	Consulting Agreement, dated July 1, 2021, by and between Elys Game Technology, Corp. and Philippe Blanc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2021	ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Executive Chairman